Calculation of Filing Fee Tables
S-3
Cibus, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Class A Common Stock, par value $0.001 per share	457(o)
		Equity	Preferred Stock, par value $0.001 per share	457(o)
		Other	Depositary Shares	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 200,000,000.00	0.0001381	$ 27,620.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Class A Common Stock, par value $0.001 per share	415(a)(6)	1,198,040		$ 2,995,100.00			S-3	333-273062	10/27/2023	$ 442.08
Carry Forward Securities	3	Equity	Class A Common Stock, par value $0.001 per share	415(a)(6)	100,000		$ 1,000,000.00			S-3	333-273062	10/27/2023	$ 147.60
Carry Forward Securities	4	Equity	Class A Common Stock, par value $0.001 per share	415(a)(6)	9,040,000		$ 22,600,000.00			S-3	333-273062	10/27/2023	$ 3,335.76
Carry Forward Securities	5	Equity	Class A Common Stock, par value $0.001 per share	415(a)(6)	400,000		$ 40.00			S-3	333-273062	10/27/2023	$ 0.01
			Total Offering Amounts:				$ 226,595,140.00		$ 27,620.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 27,620.00
Offering Note
[1]	There are being registered hereunder an indeterminate number of each identified class of securities of Cibus, Inc. (the "Registrant"). If the Registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares of preferred stock will be issued to the depositary under the deposit agreement. The securities registered also include such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the preferred stock, depositary shares, warrants or subscription rights registered hereunder or pursuant to the antidilution provisions of any such securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all types of securities issued by the registrant pursuant to this registration statement exceed $200,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. The amount registered, the proposed maximum offering price per unit and the maximum aggregate offering price for each class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and are not specified as to each class of security pursuant to Instructions 2.A.ii.b. and 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure under Item 16(b) of Form S-3 under the Securities Act.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes an aggregate of 10,738,040 shares of Class A Common Stock issuable upon the exercise of outstanding warrants that were previously registered, but were not sold (the "Unsold Securities"), pursuant to the Company's registration statement on Form S-3 (File No. 333-273062), which was declared effective by the Securities and Exchange Commission on October 27, 2023 (the "Prior Registration Statement"). The registration fee with respect to the Unsold Securities, totaling $3,925.44, will continue to be applied to the Unsold Securities and no fees are due with respect to such shares. In accordance with Rule 415(a)(6), the offering of securities registered under the Prior Registration Statement will be terminated as of the date of effectiveness of this Registration Statement.

[3]	Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes an aggregate of 10,738,040 shares of Class A Common Stock issuable upon the exercise of outstanding warrants that were previously registered, but were not sold (the "Unsold Securities"), pursuant to the Company's registration statement on Form S-3 (File No. 333-273062), which was declared effective by the Securities and Exchange Commission on October 27, 2023 (the "Prior Registration Statement"). The registration fee with respect to the Unsold Securities, totaling $3,925.44, will continue to be applied to the Unsold Securities and no fees are due with respect to such shares. In accordance with Rule 415(a)(6), the offering of securities registered under the Prior Registration Statement will be terminated as of the date of effectiveness of this Registration Statement.

[4]	Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes an aggregate of 10,738,040 shares of Class A Common Stock issuable upon the exercise of outstanding warrants that were previously registered, but were not sold (the "Unsold Securities"), pursuant to the Company's registration statement on Form S-3 (File No. 333-273062), which was declared effective by the Securities and Exchange Commission on October 27, 2023 (the "Prior Registration Statement"). The registration fee with respect to the Unsold Securities, totaling $3,925.44, will continue to be applied to the Unsold Securities and no fees are due with respect to such shares. In accordance with Rule 415(a)(6), the offering of securities registered under the Prior Registration Statement will be terminated as of the date of effectiveness of this Registration Statement.

[5]	Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes an aggregate of 10,738,040 shares of Class A Common Stock issuable upon the exercise of outstanding warrants that were previously registered, but were not sold (the "Unsold Securities"), pursuant to the Company's registration statement on Form S-3 (File No. 333-273062), which was declared effective by the Securities and Exchange Commission on October 27, 2023 (the "Prior Registration Statement"). The registration fee with respect to the Unsold Securities, totaling $3,925.44, will continue to be applied to the Unsold Securities and no fees are due with respect to such shares. In accordance with Rule 415(a)(6), the offering of securities registered under the Prior Registration Statement will be terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date